EXHIBIT D

                         NOTICE OF WITHDRAWAL OF TENDER

                                    Regarding

                         MULTI-STRATEGY SERIES M SHARES

                                       or

                         MULTI-STRATEGY SERIES G SHARES

                                       of

                        CITIGROUP ALTERNATIVE INVESTMENTS
                     MULTI-ADVISER HEDGE FUND PORTFOLIOS LLC

                   Tendered Pursuant to the Offer to Purchase
                             Dated December 27, 2006

                   THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE
               AT, AND THIS NOTICE OF WITHDRAWAL OF TENDER MUST BE
              RECEIVED BY THE COMPANY BY, 12:00 MIDNIGHT, NEW YORK
            TIME, ON THURSDAY, JANUARY 25, 2007, UNLESS THE OFFER IS
                                    EXTENDED.


     Complete this Notice of Withdrawal of Tender and Return or Deliver to:

                             CAI Investing Services
                        731 Lexington Avenue, 27th Floor
                               New York, NY 10022


                             Attn: Gregory Cecchini


                           For additional information:

                              Phone: (212) 783-1312

                               Fax: (212) 783-1044
                                    (212) 783-1058


           You may also direct questions to your financial consultant.


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Citigroup Alternative Investments Multi-Adviser Hedge Fund Portfolios LLC

Ladies and Gentlemen:

     The undersigned wishes to withdraw the previously submitted notice of the undersigned's intent to tender its Shares of the specified Series of Citigroup Alternative Investments Multi-Adviser Hedge Fund Portfolios LLC (the "Company") for purchase by the Company that previously were submitted by the undersigned in a Notice of Intent to Tender dated ____________. IF THIS WITHDRAWAL NOTICE IS TIMELY RECEIVED IN ACCORDANCE WITH ITS ACCOMPANYING INSTRUCTIONS, THE IDENTIFIED SHARES PREVIOUSLY SUBMITTED FOR TENDER WILL NOT BE REPURCHASED BY THE COMPANY.

     All Multi-Strategy Series M Members will become Multi-Strategy Series G Members, and Multi-Strategy Series M will be liquidated pursuant to a reorganization and merger expected to be completed as of December 31, 2006. Tenders received from current Members of Multi-Strategy Series M after the date the reorganization and merger is completed will be processed as if those persons are Members of Multi-Strategy Series G.

Such tender was with respect to (specify one):

         /_/    Multi-Strategy Series M Shares.

         /_/    Multi-Strategy Series G Shares.

Such tender was in the amount of (specify one):

         /_/    All of the undersigned's Shares of the specified Series.

         /_/ A portion of the undersigned's Shares of the specified Series expressed as a specific dollar amount.

                $
                 ---------------

     The undersigned recognizes that upon the submission on a timely basis of this Notice of Withdrawal of Tender, properly executed, the Shares previously tendered will not be purchased by the Company upon expiration of the tender offer described above.

SIGNATURE(S). If joint ownership, all parties must sign. If fiduciary, partnership or corporation, indicate title of signatory under signature lines.



-------------------------------      -------------------------------------
 Signature                            Signature
 (SIGNATURE SHOULD APPEAR             (SIGNATURE SHOULD APPEAR
 EXACTLY AS ON YOUR                   EXACTLY AS ON YOUR
 SUBSCRIPTION AGREEMENT)              SUBSCRIPTION AGREEMENT)


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 Print Name of Member                 Print Name of Member


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 Title (if applicable)                Title (if applicable)


Date:                                 Date:
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